Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-232377) of our report dated June 29, 2021, relating to the consolidated financial statements of Modular Medical, Inc. (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended March 31, 2021.

/s/ Farber Hass Hurley LLP

Chatsworth, California

June 29, 2021